UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2022
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland                001-34995                27-1712193
(State or other jurisdiction             (Commission File Number)    (IRS Employer Identification No.)
of incorporation)
3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (770) 818-4100

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class            Trading Symbol        Name of each exchange on which registered
Common Stock, par value $.01 per share         APTS                 NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Preferred Apartment Communities, Inc. (the “Company”) reconvened its special meeting of stockholders on June 17, 2022 (the “Special Meeting”), continuing a meeting that had been adjourned on June 7, 2022. At the reconvened Special Meeting, the Company’s common stockholders voted on two proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 16, 2022, as it may be amended from time to time, among Pike Parent LLC, Pike Merger Sub I LLC, Pike Merger Sub II LLC, Pike Merger Sub III LLC, the Company, Preferred Apartment Communities Operating Partnership, L.P. and PAC Operations, LLC, each of which is described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission and first mailed to stockholders on April 14, 2022.  The Merger Agreement provides for (1) the merger of the Company with and into Pike Merger Sub I LLC (the “ Company Merger”), (2) the merger of Pike Merger Sub II LLC with and into Preferred Apartment Communities Operating Partnership, L.P. (the “Partnership Merger”) and (3) the merger of PAC Operations, LLC with and into Pike Merger Sub III LLC (together with the Company Merger and the Partnership Merger, the “Mergers”).
As of the close of business on April 11, 2022, the record date for the Special Meeting, there were 64,341,143 shares of common stock of the Company, par value $0.01 per share (the “common stock”), outstanding and entitled to vote. Each share of common stock was entitled to one vote with respect to each proposal at the Special Meeting. A total of 44,610,634 shares of common stock were voted virtually or by proxy at the reconvened Special Meeting, representing 69.3% of the votes entitled to be cast at the reconvened Special Meeting, which constituted a quorum to conduct business at the reconvened Special Meeting. At the reconvened Special Meeting, the Company’s stockholders were asked to consider and vote on the following matters:
•a proposal to approve the Company Merger pursuant to the terms of the Merger Agreement (the “Merger Proposal”); and
•a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers (the “Advisory Compensation Proposal”).
At the reconvened Special Meeting, the Company’s common stockholders approved each of the proposals set forth above. Given the Company’s common stockholders approved the Merger Proposal, a third proposal to further adjourn the Special Meeting, if necessary, to solicit additional proxies, was rendered moot and not presented.
The final voting results for each proposal are set forth below.
Merger Proposal
At the reconvened Special Meeting, the Company’s common stockholders voted to approve the Company Merger. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
43,992,572	419,806	198,256
Advisory Compensation Proposal
At the reconvened Special Meeting, the Company’s common stockholders voted to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
36,856,880	6,874,177	879,577

Because none of the proposals before the reconvened Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the reconvened Special Meeting.
Subject to the satisfaction or waiver of all of the conditions to the closing of the Mergers in the Merger Agreement, the Mergers are expected to be completed on June 23, 2022

Item 8.01    Other Events
On June 17, 2022, the Company issued a press release announcing the results of the voting at the reconvened Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release of Preferred Apartment Communities, Inc. dated June 17, 2022.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: June 17, 2022	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary